July 23, 2007
Advanced Biotherapy, Inc. Announces Results of Rights Offering

“FOR IMMEDIATE RELEASE”

CHICAGO -- Advanced Biotherapy, Inc. (OTCBB: ADVB) announced today that it raised approximately $590,000 in its recently completed rights offering to stockholders of record as of June 5, 2007. The Company reported that its stockholders exercised their subscription rights to purchase 39,251,888 shares of the Company’s common stock at $0.015 per share, including investors who exercised their oversubscription privileges to purchase 3,100,962 shares also at $0.015 per share.

About Advanced Biotherapy, Inc.

The Company’s business plan for 2007 principally will focus on the acquisition of a control or non-control position in a revenue-generating company through investment in equity or convertible debt or an asset acquisition. The Company currently is a development stage biotechnology company holding patents based upon its anticytokine therapy strategy for treating patients suffering from AIDS, multiple sclerosis, rheumatoid arthritis, corneal transplant rejection and certain autoimmune skin conditions. The Company is headquartered in Chicago, Illinois, and its stock is traded on the OTC Bulletin Board under the symbol ADVB.

Forward-Looking Statements

Statements made in this news release, other than statements of historical fact, are forward-looking statements and are subject to a number of uncertainties that could cause actual results to differ materially from the anticipated results or other expectations expressed in our forward-looking statements. Some of these forward-looking statements may be identified by the use of words in the statements such as “anticipate,” “could,” “expect,” “project,” “intend,” “plan,” “believe,” “should,” “may,” “will,” “assume,” and similar expressions. These statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions that are difficult to predict. We caution you that our performance and results could differ materially from what is expressed, implied, or forecast by our forward-looking statements. The Company operates in a rapidly changing environment that involves a number of risks, some of which are beyond the Company’s control. These risks and uncertainties that may affect the Company and its results or expectations are referenced in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2006, and as may be described in the Company’s subsequent SEC filings. Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore, you should not rely on any such forward-looking statements. Except as required under federal securities laws and the rules and regulations of the SEC, we do not intend to update publicly any forward-looking statements to reflect actual results or changes in other factors affecting such forward-looking statements.

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Contact:
Advanced Biotherapy, Inc.
Christopher W. Capps - (312) 427-1912